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                                                               EXECUTION COPY





                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                               SAIGENE CORPORATION


                                    AS SELLER



                                       AND



                PACIFIC BIOMETRICS, INC., A DELAWARE CORPORATION

                                       AND

               PACIFIC BIOMETRICS, INC., A WASHINGTON CORPORATION

                                    AS BUYER






                            DATED AS OF JUNE 27, 2002



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                                TABLE OF CONTENTS



                                                                          Page
                                                                          ----
1.       Definitions........................................................2
         1.1      Defined Terms.............................................2
         1.2      Other Definitional and Interpretive Matters...............8

2.       Purchase and Sale of Certain Assets................................9
         2.1      Purchase and Sale of Assets...............................9
         2.2      Excluded Assets...........................................9
         2.3      Purchase Price...........................................10
         2.4      Assumed Liabilities......................................11
         2.5      Excluded Liabilities.....................................11
         2.6      Option to Purchase Certain Assets........................11
         2.7      Further  Assurances;  Further  Conveyances
                  and  Assumptions;  Consent of Third Parties..............11
         2.8      Bulk Sales Law...........................................12
         2.9      Taxes....................................................12

3.       Representations and Warranties of Seller..........................13
         3.1      Organization and Qualification...........................13
         3.2      Authorization; Binding Effect............................13
         3.3      Non-Contravention; Consents..............................13
         3.4      Title to Purchased Assets; Principal
                  Equipment; Compliance with Leases........................14
         3.5      Permits, Licenses........................................14
         3.6      Compliance With Laws; Litigation.........................15
         3.7      Contracts................................................15
         3.8      Intellectual Property....................................15
         3.9      Rule 144.................................................16
         3.10     Brokers..................................................16
         3.13     Investment Representations...............................18
         3.14     No Other Representations or Warranties...................18

4.       Representations and Warranties of Parent and Buyer................19
         4.1      Organization and Qualification...........................19
         4.2      Authorization; Binding Effect............................19
         4.3      No Violations............................................20
         4.4      Capitalization...........................................20
         4.5      Subsidiaries.............................................21
         4.6      Validity of Shares.......................................21
         4.7      Absence of Changes.......................................21
         4.8      Severance Arrangements...................................21
         4.9      Full Disclosure..........................................21

         4.10     Permits..................................................22
         4.11     Brokers..................................................22
         4.12     No Other Representations and Warranties..................22
         4.13     Organization and Qualification...........................22
         4.14     Authorization; Binding Effect............................23
         4.15     No Violations............................................23
         4.16     Absence of Changes.......................................24
         4.17     Severance Arrangements...................................24
         4.18     Full Disclosure..........................................24
         4.19     Permits..................................................24

5.       Certain Covenants.................................................24
         5.1      Access and Information...................................24
         5.2      Conduct of Business......................................26
         5.3      Tax Reporting and Allocation of Consideration............27
         5.4      Leased Equipment.........................................27
         5.5      Regulatory Compliance....................................27
         5.6      Contacts with Suppliers, Employees and Customers.........27
         5.7      Use of Seller's Name.....................................28
         5.8      Termination of Prior Purchase Agreement..................29
         5.9      Best Efforts.............................................29

6.       Confidential Nature of Information................................30
         6.1      Confidentiality Agreement................................30
         6.2      Seller's Proprietary Information.........................30

7.       Closing...........................................................31
         7.1      Deliveries by Seller.....................................32
         7.2      Deliveries by Buyer......................................32
         7.3      Closing Date.............................................33

8.       Conditions Precedent to Closing...................................33
         8.1      General Conditions.......................................33
         8.2      Conditions Precedent to Buyer's Obligations..............34
         8.3      Conditions Precedent to Seller's Obligations.............35

9.       Post Closing......................................................35
         9.1      Effect of Breach Prior to Closing........................36
         9.2      Survival of Representations and Warranties...............36
         9.3      General Agreement to Indemnify...........................36
         9.4      General Procedures for Indemnification...................38
         9.5      Amendments to Capital of Buyer...........................39
         9.6      Pools of Stock...........................................39
         9.8      Board of Directors.......................................40
         9.9      Consulting Agreements....................................40

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10.      Miscellaneous Provisions..........................................40
         10.1     Notices..................................................40
         10.2     Expenses.................................................41
         10.3     Entire Agreement; Modification...........................41
         10.4     Assignment; Binding Effect; Severability.................42
         10.5     Governing Law; Jurisdiction; Venue.......................42
         10.6     Execution in Counterparts; Facsimile Signatures..........42
         10.7     Public Announcement......................................42
         10.8     No Third-Party Beneficiaries.............................43

11.      Termination and Waiver............................................43
         11.1     Termination..............................................43
         11.2     Effect of Termination....................................43
         11.3     Waiver of Agreement......................................43
         11.4     Amendment of Agreement...................................44



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                                    SCHEDULES
                                    ---------


Schedule 2.1               Purchased Assets
Schedule 2.2               Excluded Assets
Schedule 2.3               Shareholders to Receive the Shares
Schedule 2.4               Assumed Liabilities
Schedule 2.5               Excluded Liabilities
Schedule 2.7(b)            Non-Assignable Assets
Schedule 3.3(b)            Required Consents
Schedule 3.4(a)            Encumbered Assets
Schedule 3.4(b)            Lease Obligations
Schedule 3.5               Permits
Schedule 3.6(a)            Compliance with Laws
Schedule 3.6(b)            Litigation
Schedule 3.6(c)            Impairments
Schedule 3.7(a)            Material Contracts
Schedule 3.7(b)            Notice of Defaults
Schedule 3.8(a)            Licenses
Schedule 3.8(b)            Intellectual Property Claims
Schedule 3.8(e)            Required Consents
Schedule 3.11              Changes or Events
Schedule 3.15              Creditors over $100,000
Schedule 4.3(b)            Buyer Consents
Schedule 4.7               Changes Since Last Financial Statement
Schedule 4.8               Severance Arrangements
Schedule 4.15(b)           Buyer Consents
Schedule 4.16              Severance Arrangements
Schedule 5.2               Exceptions to Seller's Conduct of Business
Schedule 9.6(a)            Recipients of Pools of Stock and Options
Schedule 9.6(b)            Accrued Dividends
Schedule 9.9(b)            Duties of Paul Kanan



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                                    EXHIBITS
                                    --------


Exhibit A        Form of Assignment and Bill of Sale
Exhibit B        Form of Assumption Agreement
Exhibit C        Form of Intellectual Property Agreement
Exhibit D        Form of Promissory Note
Exhibit E        Form of Option Agreement
Exhibit F        Form of Amendment to Management Agreement
Exhibit G        Form of Opinion of Counsel for Seller
Exhibit H        Form of Opinion of Counsel for Buyer and Parent
Exhibit I        Form of Creditor Consent
Exhibit J        Form of Non-Compete/Confidentiality Agreement

                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS


         THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS ("Agreement") is made as of June 27, 2002 by and between SAIGENE CORPORATION, a Delaware corporation, having its principal office at 220 West Harrison, Seattle, Washington 98119 ("Seller" or "Saigene"); PACIFIC BIOMETRICS, INC., a Delaware corporation ("Parent"), having its principal office at 23120 Alicia Parkway, Suite 200, Mission Viejo, California 92692; and PACIFIC BIOMETRICS, INC., a Washington corporation ("Buyer"), having its principal office at 220 West Harrison, Seattle, Washington 98119.

                                    RECITALS

         A. WHEREAS the parties previously entered into an Agreement for Purchase and Sale of Assets, dated April 18, 2000, as amended by the First Amendment to Agreement of Purchase and Sale dated as of June 22, 2000 and the Second Amendment to Agreement of Purchase and Sale dated as of August 4, 2000, whereby Seller was to purchase substantially all of the assets of Buyer (the agreement, together with all amendments, is referred to herein as the "Prior Purchase Agreement");

         B. WHEREAS in anticipation of the Prior Purchase Agreement, the parties also entered into a Management Agreement, dated September 15, 1999, whereby Seller took control of the day-to-day management of the laboratory business of Buyer (the "Management Agreement");

         C. WHEREAS the parties are now desirous of terminating the Prior Purchase Agreement, amending the Management Agreement, and closing the transaction pursuant to the terms of this Agreement (with the termination of the Prior Purchase Agreement and amendment of the Management contingent upon the Closing of this transaction);

         D. WHEREAS, Seller is, among other things, engaged in research, development, and commercialization of biotechnical products, including a number of DNA based diagnostic processes, cell viability platform technology, and a proprietary method for DNA amplification (collectively, the "Business");

         E. WHEREAS, the Business is composed of certain assets and liabilities that are currently part of Seller;

         F. WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase and assume from Seller, the Purchased Assets (as hereinafter defined), and Buyer is willing to assume the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

         G. WHEREAS, Seller and Buyer desire to enter into each Assignment and Bill of Sale, each Assumption Agreement and the Intellectual Property Agreement and the other agreements referenced herein, the forms of which are attached as exhibits to this Agreement (collectively, the "Collateral Agreements").

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1.  DEFINITIONS

             1.1  DEFINED TERMS

             For the purposes of this Agreement, in addition to the words and phrases that are described throughout the body of this Agreement, the following words and phrases will have the following meanings:

             "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise; provided, however, that Parent and/or Buyer shall not be deemed an Affiliate of Seller (and vice versa) as a result of the existence of or provisions contained in the Management Agreement.

             "Agreement" has the meaning assigned in the preamble hereof.

             "Asset Acquisition Statement" has the meaning assigned in Section 5.3.

             "Assignment and Bill of Sale" means each agreement in substantially the form set forth as Exhibit A.

             "Assumed Liabilities" means the liabilities and obligations of Seller assumed by Buyer pursuant to the Assumption Agreement and Section 2.4.

             "Assumption Agreement" means each agreement in substantially the form set forth as Exhibit B.

             "Business" has the meaning assigned in Recital D hereof.

             "Business Day" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of California or any other day on which the principal offices of Seller or Buyer are closed or become closed prior to 2:00 p.m. local time.

             "Business Employees" means the employees of Seller employed in the Business.

             "Business Records" means all books, records, ledgers and files or other similar information used primarily in the conduct of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports required by any national, federal, state, provincial or local court, administrative body or other Governmental Body of any country, but excluding any such items to the extent (1) they are included in, or primarily related to, any Excluded Assets or Excluded Liabilities, (2) any applicable Law prohibits their transfer, or (3) they are confidential personnel records.

             "Buyer" has the meaning assigned in the preamble hereof, and is a wholly-owned subsidiary of Parent.

             "Closing" means the closing of the transactions described in
Article 7.

             "Closing Date" means the date of the Closing as determined pursuant to Section 7.3.

             "Code" means the U.S. Internal Revenue Code of 1986, as amended.

             "Collateral Agreements" has the meaning assigned in Recital G hereof.

             "Contaminant" has the meaning assigned in Section 3.12(a).

             "Contracts" means all Third-Party contracts, agreements, leases and subleases, supply contracts, purchase orders, sales orders and instruments used or held for use in each case primarily in the conduct of the Business, that will be in effect on the Closing Date to which Seller is a party, including, but not limited to, (1) for the lease of furniture and office equipment, (2) for the provision of goods or services by the Business or for the Business, (3) for the purchase of goods, procurement or supply of raw materials, supplies, Inventory or other components, or (4) any such contracts, agreements, instruments and leases referred to in clauses (1) - (3), inclusive, entered into between the date hereof and outstanding as of the Closing Date by Seller, but "Contracts" excludes the Excluded Contracts.

             "Counsel for Buyer" means Westerman Ball Ederer Miller & Scharfstein, LLP.

             "Counsel for Seller" means Burkhalter, Michaels, Kessler & George LLP.

             "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, covenant or other similar restrictions or third party rights affecting the Purchased Assets other than Permitted Encumbrances.

             "Environmental Laws" has the meaning assigned in Section 3.12(a).

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             "Excluded Assets" means the properties and assets of the Business excluded from the Purchased Assets by Section 2.2.

             "Excluded Contracts" means those Contracts (1) identified in
Schedule 2.2, (2) under which performance by Seller or an Affiliate has been completed and for which there is no remaining warranty, maintenance, or support obligation, (3) relating to any General Purchase Agreement, except to the extent such General Purchase Agreement involves or is related to the Purchased Assets, and (4) relating solely to Excluded Assets or Excluded Liabilities.

             "Excluded Liabilities" means the liabilities and obligations that are not assumed by Buyer as provided in Section 2.5.

             "Existing Inventory" has the meaning assigned in Section 5.6(a)(3).

             "Fixtures and Supplies" means all furniture, furnishings and other tangible personal property owned by Seller, including laboratory, testing, diagnostic and development equipment, desks, tables, chairs, file cabinets and other storage devices and office supplies, but excluding any such items related to Excluded Assets or Excluded Liabilities.

             "Governmental Body" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

             "Governmental Permits" means all governmental permits and licenses, certificates of inspection, approvals or other authorizations issued to Seller with respect to the Business and otherwise necessary for the operation of the Business as currently conducted under applicable Laws.

             "Indemnified Party" has the meaning assigned in Section 9.3(a).

             "Indemnifying Party" has the meaning assigned in Section 9.4(a).

             "Intellectual Property Agreement" means the agreement in substantially the form set forth as Exhibit C.

             "Inventory" means all inventory, wherever located, including raw materials, work in process, recycled materials, finished products, inventoriable supplies, and non-capital spare parts owned by Seller and used or held for use primarily in the conduct of the Business, and any rights of Seller to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but excluding any inventory related to Excluded Assets or Excluded Liabilities.

             "IRS" means the U.S. Internal Revenue Service.

             "Know-How" has the meaning assigned in Section 5.1(d).

             "Laws" shall mean any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

             "Leased Equipment" means the computers, servers, machinery and equipment and other similar items leased and used by Seller primarily in the conduct of the Business but excluding any such items related to Excluded Assets or Excluded Liabilities.

             "Licenses" means all licenses, agreements and other arrangements identified on Schedule 2.1 under which Seller has the right to use any Proprietary Information of a Third Party to the extent used or held for use primarily in the conduct of the Business but not the Nonassignable Licenses or any such items related to Excluded Assets or Excluded Liabilities.

             "Licensed Intellectual Property" means the Proprietary Information of Seller licensed to Buyer pursuant to, and as specifically identified and set forth in, the Intellectual Property Agreement.

             "Losses" has the meaning assigned in Section 9.3(a).

             "Management Agreement" has the meaning assigned in Recital B hereof.

             "Marked Assets" has the meaning assigned in Section 5.6(a)(2).

             "Marked Instrumentalities" has the meaning assigned in Section 5.6(a)(3).

             "Material Adverse Effect" means, with respect to a Person, any condition or event that has material and adverse effect upon the financial condition or results of operations of the assets, properties, prospects or business of such Person, taken as a whole, and does not include (1) industry or general economic downturns, except due to terrorist or similar acts or events or
(2) conditions or events arising out of or resulting from actions of the other party or parties to this Agreement.

             "Material Contracts" has the meaning assigned in Section 3.7.

             "Nonassignable Assets" has the meaning assigned in Section 2.7(b).

             "Nonassignable Licenses" means those Licenses of Proprietary Information as to which Seller or an Affiliate is the licensee that are (1) not by their terms assignable to Buyer and not material to the Purchased Assets or the Business or (2) solely related to other businesses of Seller or an Affiliate and not to the Business.

             "Other Marked Assets" has the meaning assigned in Section
5.6(a)(3).

             "Parent" has the meaning assigned in the preamble hereof.

             "Permitted Encumbrances" means any (1) Encumbrance that will constitute an Assumed Liability to the extent assignable, (2) liens for Taxes, assessments and other governmental charges or of landlords, liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, in each case for sums not yet due and, (3) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, and (4) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not and will not, to the best of Seller's present knowledge, in the future materially interfere with the conduct of the Business or with the use, transfer or disposition of the Purchased Assets and do not and will not, to the best of Seller's present knowledge, in the future materially affect the value of the Purchased Assets.

             "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization, limited liability company or other entity, foreign or domestic, or any foreign, federal, state or local government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

             "Preferred Stock" means the Series A Convertible Preferred Stock, par value $.01 per share, of Parent.

             "Principal Equipment" means the computers, servers, machinery and equipment, laboratory, testing, diagnostic and development equipment and other similar items used by Seller in the conduct of the Business or primarily related to the Purchased Assets, but not the Leased Equipment or any such items primarily related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and setoff with respect to said items.

             "Prior Purchase Agreement" has the meaning assigned in Recital A hereof.

             "Promissory Note" has the meaning assigned in Section 2.3(c).

             "Proprietary Information" means all information (whether or not protectable by patent, copyright, mask works or trade secret rights) not generally known to the public (except for patents), including, but not limited to, works of authorship, inventions, discoveries, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, dies, molds, tools and tooling, mask works, know-how and show-how, trademarks, trade names, service marks, emblems, logos, insignia and related marks and registrations, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process.

             "Public Reports" has the meaning assigned in Section 4.4(b).

             "Purchase Price" has the meaning assigned in Section 2.3.

             "Purchased Assets" has the meaning assigned in Section 2.1.

             "Reasonable Commercial Efforts" means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not necessarily require an expenditure of funds or the incurrence of a liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

             "Release" has the meaning assigned in Section 3.12(a).

             "Required Consents" has the meaning assigned in Section 3.3(b).

             "Saigene" has the meaning assigned in the preamble hereof.

             "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

             "Seller" has the meaning assigned in the preamble hereof.

             "Seller Marks" has the meaning assigned in Section 5.6(a)(1).

             "Shares" has the meaning assigned in Section 2.3(b).

             "Subsidiary" means (1) any corporation in an unbroken chain of corporations beginning with Seller, Parent, or Buyer, as applicable, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (2) any partnership in which such party is a general partner or (3) any partnership, corporation, limited liability company or similar entity that such party controls, through the ownership of interests or otherwise.


             "Taxes" means all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, taxes, and other taxes and interest, penalties, or additions to tax with respect thereto imposed upon any Person by any Governmental Body under applicable Law.

             "Third Party" means any Person not an Affiliate of the other referenced Person or Persons.

             "Third-Party Claim" has the meaning assigned in Section 9.4(a).

             1.2     OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

             Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

             Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

             Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

             Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

             Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

             Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

             Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

             2.     PURCHASE AND SALE OF CERTAIN ASSETS

                    2.1   PURCHASE AND SALE OF ASSETS

                    (a) Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall grant, bargain, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in, to and under the Purchased Assets. For purposes of this Agreement, "Purchased Assets" shall mean all the assets, properties and rights used by Seller, whether tangible or intangible, real, personal or mixed, set forth or described in Schedule 2.1, including, without limitation, the Licensed Intellectual Property, Material Contracts, Principal Equipment and Licenses, whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's financial statements.

                    (b) At the Closing, Seller will provide, by licenses, to Buyer in accordance with the Intellectual Property Agreement, all of the Licensed Intellectual Property which is necessary for Buyer to manufacture, test, repair, distribute and sell Licensed Products (as defined in the Intellectual Property Agreement), as such Licensed Products existed as of the Closing Date.

                    2.2   EXCLUDED ASSETS

                    Notwithstanding the provisions of Section 2.1, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and Seller is not selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller, the following (the rights, properties and assets expressly excluded by this Section
2.2 from the Purchased Assets being referred to herein as the "Excluded
Assets"):

                    (a) any of Seller's or its Affiliate's receivables, cash, bank deposits or similar cash items or employee receivables;

                    (b) any (1) confidential personnel and medical records, subject to Section 2.6(a) below, pertaining to any Business Employee; (2) other books and records that Seller or any Affiliate is required by Law to retain or that Seller reasonably determines are necessary or advisable to retain; provided, however, that Buyer shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the

Purchased Assets; and (3) any information management system of Seller or any Affiliate other than those used primarily in the conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to
Section 2.1;

                    (c) any claim, right or interest of Seller or any Affiliate in or to any refund, rebate, abatement or other recovery for Taxes previously paid, together with any interest due thereon or penalty rebate arising therefrom, for any periods prior to the Closing Date;

                    (d) the Excluded Contracts and the Nonassignable Licenses, which are listed on Schedule 2.2;

                    (e) any insurance policies or rights of proceeds thereof;

                    (f) the Excluded Leased Equipment;

                    (g) the property or assets specifically identified on
Schedule 2.2;

                    (h) any of Seller's or any Affiliate's rights, claims or causes of action against Third Parties relating to the assets, properties, business or operations of Seller or any Affiliate arising out of transactions occurring prior to the Closing Date;

                    (i) all other assets, properties, interests and rights of Seller or any Affiliate not specifically set forth on Schedule 2.1; and

                    (j) current and pending research grants and applications therefor that relate exclusively to the Excluded Assets.

                    2.3     PURCHASE PRICE

                    In consideration of the sale, transfer, assignment, conveyance and delivery by Seller of the Purchased Assets to Buyer, Buyer will deliver (or will cause to be delivered) the following to Seller at the Closing:

                    (a) The Assumption Agreement relating to the Assumed Liabilities;

                    (b) Twenty One Million (21,000,000) shares (subject to adjustment as provided in subsection (d)) of Parent's common stock, par value $.01 per share (the "Shares"). The Shares will be issued in the name of Seller or to its order as provided in Schedule 2.3, and must be validly issued, fully-paid, non-assessable, and free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, or limitation of any kind or nature whatsoever, except for restrictions and limitations, in each case, imposed by operation of Law, including federal and state securities laws; and

                    (c) A promissory note executed by Buyer and guaranteed by Parent, on the terms and in the form of Exhibit D, in favor of Seller in the principal amount of $223,697.00 (the "Promissory Note").

                    The Shares, the Promissory Note, and the assumption of the Assumed Liabilities pursuant to the Assumption Agreement are collectively referred to as the "Purchase Price."

                    2.4     ASSUMED LIABILITIES

                    On the Closing Date, Buyer shall execute and deliver to Seller one or more Assumption Agreements pursuant to which Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the liabilities and obligations of Seller pursuant to and under the Assumed Liabilities. "Assumed Liabilities" shall mean only those liabilities and obligations of Seller listed on Schedule 2.4 and will exclude, without limitation, those listed as Excluded Liabilities in Section 2.5.

                    2.5     EXCLUDED LIABILITIES

                    Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge those liabilities or obligations of Seller, whether direct or indirect, known or unknown, absolute or contingent, unless specifically assumed under Section 2.4 (all of such liabilities and obligations not so assumed being referred to herein as the "Excluded Liabilities").

                    2.6     OPTION TO PURCHASE CERTAIN ASSETS

                    As part of the Closing, Buyer and Seller will execute an Option Agreement, in the form of Exhibit E, whereby Seller will grant an option to Buyer to purchase certain of the Excluded Assets. The assets subject to purchase, the purchase price, duration, and other terms and conditions of the option are as set forth in Exhibit E.

                    2.7 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

                    (a) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

                    (b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment ("Nonassignable Assets") unless and until such consents are given. Such Nonassignable Assets are set forth on Schedule 2.7(b). Seller agrees that it will, and that it will cause its Affiliates, to cooperate with Buyer at its request and to use reasonable commercial efforts to obtain such consents promptly.

                    (c) Buyer and Seller agree to use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to novate all obligations under any and all Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates will be solely responsible for such liabilities and obligations. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets will be held, as and from the Closing Date, by Seller or its Affiliates in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's or one of its Affiliate's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller or its Affiliates shall promptly pay over to Buyer all money or other consideration received by it in respect to all Nonassignable Assets. Buyer (or Seller on behalf of Buyer) shall timely make all payments and shall otherwise timely satisfy all obligations relating to the Nonassignable Assets.

                    (d) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto. Buyer shall timely make all payments and shall otherwise timely satisfy all obligations relating to the Nonassignable Assets, except to the extent any such payments or obligations are contested or disputed in good faith.

                    2.8   TAXES

                    Each of the parties hereto shall be responsible and shall pay for its own Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement including the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, that are applicable to each such party.

             3.     REPRESENTATIONS AND WARRANTIES OF SELLER

             Seller represents and warrants to Buyer that:

                    3.1     ORGANIZATION AND QUALIFICATION

                    Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the Business as currently conducted and to own or lease and operate its properties, including the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a Material Adverse Effect.

                    3.2     AUTHORIZATION; BINDING EFFECT

                    (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all requisite corporate action.

                    (b) This Agreement has been duly executed and delivered by Seller, and this Agreement is, and the Collateral Agreements to which Seller will be a party when duly executed and delivered by Seller will be, valid and legally binding obligations of Seller, enforceable against it, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

                    3.3     NON-CONTRAVENTION; CONSENTS

                    (a) Assuming that all Required Consents listed in Schedule 3.3(b) have been obtained, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not: (1) result in a breach or violation of any provision of Seller's charter or by-laws;
(2) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any Person to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller is a party or by which it or its assets or properties are bound or (3) violate any Law, order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller or any of its properties.

                    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller in connection with the execution and delivery of this Agreement and the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby other than (1) consents or approvals of Third Parties that are required to transfer or assign to Buyer any Purchased Assets or assign the benefits of or delegate performance with regard thereto, (2) those set forth in Schedule 3.3(b) (items (1) and (2) being referred to herein as the "Required Consents"), and (3) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance could not reasonably be expected to have a Material Adverse Effect on Seller's ability to consummate the transaction contemplated hereby.

                    3.4 TITLE TO PURCHASED ASSETS; PRINCIPAL EQUIPMENT; COMPLIANCE WITH LEASES

                    (a) Except as set forth in Schedule 3.4(a), Seller has good and valid title to, or a valid and binding leasehold interest or license in, the Purchased Assets free and clear of any Encumbrance. Except as set forth in
Schedule 3.4(a), the Purchased Assets constitute all of the assets, interests and rights necessary to exploit the technology and intellectual property transferred hereunder.

                    (b) Except as set forth on Schedule 3.4(b), Seller has, and as of the Closing Date, will have, complied with all obligations under all leases constituting or relating to any of the Purchased Assets or Assumed Liabilities, and all such leases are in full force and effect and Seller is unaware of any defaults or breaches thereunder or circumstances that may give rise to any defaults or breaches thereunder.

                    3.5     PERMITS, LICENSES

                    (a) Except as set forth on Schedule 3.5, there are no material Governmental Permits necessary for or used by Seller to own, lease, operate or use the Purchased Assets as now being operated or used, which Governmental Permits are required by currently effective Laws.

                    (b) Each Governmental Permit identified on Schedule 3.5 is valid and in full force and effect, and Seller is not in default, violation or breach thereof. No proceeding is pending or, to Seller's knowledge, threatened to revoke or limit any such Governmental Permit. Seller does not know of any basis or circumstances that may result in any such proceeding or default, violation or breach, and none of such Governmental Permits will be revoked, suspended or otherwise adversely affected by the consummation of the transactions contemplated hereby. Seller has provided to Buyer a true and complete copy of each such Governmental Permit, including all amendments thereto.

                    3.6     COMPLIANCE WITH LAWS; LITIGATION

                    (a) Except as set forth on Schedule 3.6(a), to the best of Seller's knowledge, Seller is in compliance with all applicable Laws and all decrees, orders, judgments, permits and licenses (individually and in the aggregate) of or from Governmental Bodies, involving or relating to the Purchased Assets, except for failures to comply that could not reasonably be expected to have a Material Adverse Effect on the Purchased Assets.

                    (b) Except as set forth on Schedule 3.6(b), there are no actions, suits, proceedings or governmental investigations pending or, to Seller's knowledge, threatened against it that could be reasonably expected to have a Material Adverse Effect on, or in any way relate to or involve, the Purchased Assets.

                    (c) Except as set forth on Schedule 3.6(c), there is no agreement, judgment, injunction, order or decree binding upon Seller that has or could reasonably be expected to have the effect of prohibiting or materially impairing the use of the Purchased Assets by Buyer.

                    3.7     CONTRACTS

                    Schedule 3.7(a) contains a complete and accurate list of all outstanding Contracts that (A) would impose material obligations or contingencies upon Buyer or with respect to the Purchased Assets, and (B) (1) were entered into by the Seller in the five year period prior to the Closing Date (2) would require over the full term thereof payments by or to Seller, post-Closing, of more than $10,000 and (3) relate to the Purchased Assets (collectively, the "Material Contracts"). Each of such Material Contracts is valid, binding and enforceable against Seller and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on Schedule 3.7(b), Seller has not received any notice that it is in default or breach of or is otherwise delinquent in performance under any such Material Contracts which default or breach could reasonably be expected to have a Material Adverse Effect, and, to Seller's knowledge, each of the other parties thereto has performed in all material respects all obligations required to be performed by it under, and is not in default in any material respect under, any of such Material Contracts and no event has occurred that, with notice or lapse of time, or both, would constitute such a default.

                    3.8     INTELLECTUAL PROPERTY

                    (a) Schedule 3.8(a) sets forth a complete and accurate list of all Licenses and Licensed Intellectual Property. Seller owns or has a legally enforceable right to use and to transfer to Buyer all right, title and interest in and to such Licenses and the Licensed Intellectual Property as contemplated hereunder.

                    (b) Except as set forth in Schedule 3.8(b), there are no claims or demands of any Third Party pending, or to the knowledge of Seller, threatened that pertain to the Licenses or the Licensed Intellectual Property. No proceedings have been instituted, or, to

Seller's knowledge, are threatened which challenge the rights of Seller with respect to the Licenses and the Licensed Intellectual Property, including, the use and transfer thereof.

                    (c) To Seller's knowledge, none of Licensed Intellectual Property licensed or assigned under the Intellectual Property Agreement infringes any patent, trademark, copyright or other intellectual property rights of any third party or involves misappropriation of any trade secret of any third party. To Seller's knowledge, no third party is infringing the intellectual property rights with respect to any of the Licensed Intellectual Property.

                    (d) Seller has used Reasonable Commercial Efforts to maintain its proprietary and trade secret rights with respect to the Purchased Assets and Licensed Intellectual Property, as well as the confidentiality of all source code and other non-public information relating thereto, and no such right has heretofore been assigned, transferred, or licensed to any other Person.

                    (e) Except as set forth on Schedule 3.8(e), each License or Licensed Intellectual Property right or agreement may be assigned to Buyer without the consent of the other parties thereto.

                    3.9     RULE 144

                    Seller acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three
(3) month period not exceeding specified limitations.

                    3.10     BROKERS

                    No broker, investment bank, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Seller or an Affiliate.

                    3.11     ABSENCE OF CERTAIN CHANGES OR EVENTS

                    Except as set forth on Schedule 3.11 and as otherwise contemplated in this Agreement, since December 31, 2001, neither Seller nor any of its Affiliates have made any material change in the Business or its operations or in the manner of conducting the Business or its operations, or suffered any event, violation or other matter that would have a Material

Adverse Effect on the Purchased Assets, and no fact or condition exists that would reasonably be expected to cause a Material Adverse Effect, to Seller's present knowledge, in the future on the Purchased Assets.

                    3.12     ENVIRONMENTAL MATTERS

                    (a) To the best of Seller's knowledge, the operations of the Seller and its Affiliates, as it relates to the Purchased Assets or the transactions contemplated hereby, comply with all applicable federal, state, local and foreign Laws, codes, regulations, requirements, directives, orders and common law, and all administrative or Judicial interpretations thereof that may be enforced by any Governmental Body, other Person or court, relating to pollution, the protection of human health, the protection of the environment or the emission, discharge, disposal, storage, transportation, Release (as defined below) or threatened Release of materials in or into the environment, including the Occupational Safety and Health Act (collectively "Environmental Laws"). "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement or Contaminants through or in the air, soil, surface water, groundwater or leased real property or other property. "Contaminant" means any pollutant contaminant, chemical or industrial hazardous or toxic material or waste for which liability or standards of conduct are imposed under Environmental Laws, and includes asbestos or asbestos-containing materials, PCBs, and petroleum, oil or petroleum or oil products or derivatives.

                    (b) Each of the Seller and its Affiliates is not subject to any judicial, administrative or other proceeding, order or settlement alleging or addressing a violation of or liability or indebtedness under any Environmental Law.

                    (c) None of the Seller or its Affiliates has received any notice or claim (whether written or oral) to the effect that it is or may be liable to any Governmental Body or any other Person as a result of the Release or threatened Release of a Contaminant, and to the knowledge of the Seller and its Affiliates, there are no existing or prior facts, circumstances or conditions that could reasonably form the basis for such a notice or claim against the Seller or its Affiliates.

                    3.13     DISCLOSURE

                    The representations and warranties by the Seller in this Agreement and the Collateral Agreements and the statements contained in the Seller's schedules, certificates, documents, exhibits and agreements referred to herein or therein or otherwise furnished or to be furnished by Seller to Buyer or Parent pursuant to this Agreement and the Collateral Agreements or in connection with the transactions contemplated hereby or thereby do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Seller has delivered to Buyer or its counsel true and complete copies of all material certificates, exhibits, schedules, agreements or documents, relating to the Purchased Assets and has notified the Buyer or its counsel of all events, facts, circumstances, violations or other matters that to the best of its knowledge may have a Material Adverse Effect on the Purchased Assets, transactions contemplated in this Agreement or the Collateral Agreements, or the business or operations of the Buyer or Parent subsequent to the consummation of the transactions contemplated hereby.

                    3.14     INVESTMENT REPRESENTATIONS

                    Seller acknowledges, represents and warrants that:

                    (a) the Shares are being acquired for the account of Seller and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of such Shares;

                    (b) it has been advised that the Shares have not been registered under the Securities Act on the ground that no distribution or public offering of the Shares are to be effected, and in this connection Parent is relying in part on their representations set forth in this Section;

                    (c) the transfer of the Shares has not been registered under the Securities Act, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available, and Parent is under no obligation to register the Shares; and

                    (d) Parent has provided Seller with the opportunity to meet and confer with representatives of Parent regarding all aspects of its business and has afforded Seller the opportunity to obtain additional information concerning Parent and has answered all questions to the satisfaction of Seller.

                    3.15     FRAUDULENT CONVEYANCE; INSOLVENCY

                    The Purchase Price represents fair consideration for the Purchased Assets and Seller acknowledges that this Agreement, the Collateral Agreements and the transactions contemplated herein and therein have been negotiated and entered into on an arm's length basis. Seller further acknowledges that it has entered into this Agreement in good faith and with no intent to hinder, delay or defraud its present or future creditors. Set forth on
Schedule 3.15 is a list of all of Seller's creditors to whom Seller owes more than $100,000, which list represents in the aggregate at least 75% of all creditors (by dollar amount owed) of Seller. As a condition of closing, Seller shall provide Buyer with written consent to the consummation of the transaction, on a form approved by Buyer (attached hereto as Exhibit I), from each creditor set forth on Schedule 3.15.

                    3.16     NO OTHER REPRESENTATIONS OR WARRANTIES

                    Except for the representations and warranties contained in this Agreement, the Collateral Agreements and the schedules, exhibits, instruments and documents related thereto, none of Seller, any Affiliate or any other Person makes any other representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate, or any of their officers, directors, employees, agents or representatives. To the extent reasonably discernable from its context, disclosure by Buyer or Parent in the attached Schedules under any section number will be deemed to be disclosed and incorporated into any other section number under this Agreement.

             4. REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

             Parent represents and warrants to Seller those matters described in Sections 4.1 through 4.12, inclusive, and Buyer represents and warrants to Seller those matters described in Sections 4.13 through 4.19, inclusive; provided that, the Seller acknowledges that, pursuant to the terms of the Management Agreement, Seller has had control of the day-to-day operations of Buyer's laboratory business since approximately September 15, 1999, and, accordingly, Buyer's representations and warranties set forth in Sections 4.15 through 4.19, inclusive, are limited to only those acts and events occurring prior to said date or which Buyer has actual knowledge of (but Buyer has no duty of inquiry with respect to acts or events arising after said date, and Buyer will not be making any such inquiry).

                    4.1     ORGANIZATION AND QUALIFICATION

                    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Parent has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Parent is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a Material Adverse Effect on the Parent's business taken as a whole.

                    4.2     AUTHORIZATION; BINDING EFFECT

                    (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all requisite corporate action.

                    (b) This Agreement has been duly executed and delivered by Parent, and this Agreement is, and the Collateral Agreements when duly executed and delivered by Parent will be, valid and legally binding obligations of Parent, enforceable against it in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

                    4.3     NO VIOLATIONS

                    (a) Assuming that all required consents set forth on
Schedule 4.3(b) have been obtained, the execution, delivery and performance of this Agreement by Parent and the Collateral Agreements by Parent and the consummation of the transactions contemplated hereby and thereby do not and will not (1) result in a breach or violation of any provision of Parent's charter or by-laws, (2) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any Person to terminate or amend its obligations under, any material mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which Parent is a party or by which it or its assets or properties are bound, or (3) violate any material Laws, order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Parent or any of its properties.

                    (b) Except as set forth on Schedule 4.3(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Parent in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby other than such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, have a material adverse effect on Parent's ability to consummate the transactions contemplated hereby.

                    4.4     CAPITALIZATION

                    As of the date hereof, the authorized capital stock of Parent consists of:

                    (a) Five Million (5,000,000) shares of Preferred Stock, One Million Five Hundred Fifty Thousand (1,550,000) of which have been designated Series A Preferred Stock, of which 1,550,000 are issued and outstanding as of the date hereof. The rights, preferences, privileges and restrictions on the Series A Preferred are set forth in Parent's charter.

                    (b) Thirty Million (30,000,000) shares of Common Stock, of which 3,810,171 shares are duly and validly issued, fully paid, non-assessable and outstanding as of the date hereof. Parent has reserved Two Million (2,000,000) shares of Common Stock for issuance to employees and directors of, and consultants to, Parent pursuant to one or more plans approved by Parent's Board of Directors. Except as contemplated by this Agreement, the Collateral Agreements or set forth in Parent's reports filed with the Securities and Exchange Commission pursuant to the Exchange Act (the "Public Reports"), there are no other outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of Parent. Except as contemplated by this Agreement, the Collateral Agreements or the Public Reports, Parent is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Parent.

                    4.5     SUBSIDIARIES

                    Except for Buyer and Bioquant, Inc., which Parent represents are wholly-owned Subsidiaries of Parent, Parent does not presently own, have any investment in, or control, directly or indirectly, any other Subsidiaries, associations or other business entities. Parent is not a participant in any joint venture or partnership.

                    4.6     VALIDITY OF SHARES

                    The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement shall be duly and validly issued, fully paid and nonassessable and free and clear of all Encumbrances, except for restrictions and limitations imposed by operation of Law, including federal and state securities laws.

                    4.7     ABSENCE OF CHANGES

                    Except as described on Schedule 4.7 and except as otherwise contemplated in this Agreement or the Collateral Agreements, since the date of Parent's last filing with the Securities and Exchange Commission, Parent has not made any material change in its business or its operations or in the manner of conducting its business or its operations, or suffered any event, violation or other matter that would have a Material Adverse Effect on its business or operations, and no fact or condition exists that, to Parent's present knowledge, would reasonably be expected to cause a Material Adverse Effect in the future on its business or operations including, without limitation, entering into any employment contract or modifying the terms of any such existing contracts, granting or agreeing to any bonus, incentive compensation, commission, or other compensation benefit.

                    4.8     SEVERANCE ARRANGEMENTS

                    Except as disclosed on Schedule 4.8, this Agreement, the Collateral Agreements and in the Public Reports, Parent has not entered into any severance or similar arrangement with respect to any present or former officer, agent or employee of Parent or Buyer that will result in any obligation (absolute or contingent) of Parent or Buyer, following the Closing, to make any payment to any present or former officer, agent or employee following termination of employment other than payment or obligations arising as a matter of law pursuant to any federal, state or local statute or regulation.

                    4.9     FULL DISCLOSURE

                    The representations and warranties of Parent contained in this Agreement and the Collateral Agreements and the statements contained in Parent's schedules, certificates, documents, exhibits and agreements referred to herein or therein or otherwise furnished or to be furnished by Buyer or Parent to Seller pursuant to this Agreement and the Collateral Agreements or in connection with the transactions contemplated hereby or thereby do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Additionally, Parent's Public Reports are in compliance in all material respects with all applicable requirements of the Exchange Act, and Parent is current in all of its required filings under the Exchange Act.

                    4.10   PERMITS

                    To Parent's knowledge, Parent is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of Parent, taken as a whole. Parent has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of Parent, taken as a whole. Parent is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                    4.11   BROKERS

                    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or an Affiliate.

                    4.12   NO OTHER REPRESENTATIONS AND WARRANTIES

                    Except for the representations and warranties contained in this Agreement, the Collateral Agreements and the schedules, exhibits, instruments and documents related thereto, none of Parent, any Affiliate or any other Person makes any other representations or warranties, and Parent hereby disclaims any other representations or warranties, whether made by Parent or any Affiliate, or any of their officers, directors, employees, agents or representatives. Parent acknowledges that it is obtaining its own valuation opinion regarding the value of the Purchased Assets and is not relying on any representation, express or implied, as to the value of the Purchased Assets or their future profitability. To the extent reasonably discernable from its context, disclosure by Seller in the attached Schedules under any section number will be deemed to be disclosed and incorporated into any other section number under this Agreement.

                    4.13   ORGANIZATION AND QUALIFICATION

             Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and Buyer has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a Material Adverse Effect on the Buyer's business taken as a whole.

                    4.14   AUTHORIZATION; BINDING EFFECT

                    (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all requisite corporate action.

                    (b) This Agreement has been duly executed and delivered by Buyer, and this Agreement is, and the Collateral Agreements when duly executed and delivered by Buyer will be, valid and legally binding obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

                    4.15   NO VIOLATIONS

                    (a) Subject to the limitations set forth in the first paragraph of this Article 4, and assuming all required consents listed on
Schedule 4.15(b) have been obtained, the execution, delivery and performance of this Agreement by Buyer and the Collateral Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (1) result in a breach or violation of any provision of Buyer's charter or by-laws, (2) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any Person to terminate or amend its obligations under, any material mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which Buyer is a party or by which it or its assets or properties are bound, or (3) violate any material Laws, order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or any of its properties.

                     (b) Subject to the limitations set forth in the first paragraph of this Article 4, except as set forth on Schedule 4.15(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby other than such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

                    4.16  SEVERANCE ARRANGEMENTS

                    Subject to the limitations set forth in the first paragraph of this Article 4, except as disclosed on Schedule 4.16, of this Agreement, the Collateral Agreements and in the Public Reports, Buyer has not entered into any severance or similar arrangement with respect to any present or former officer, agent or employee of Parent or Buyer that will result in any obligation (absolute or contingent) of Parent or Buyer, following the Closing, to make any payment to any present or former officer, agent or employee following termination of employment other than payment or obligations arising as a matter of law pursuant to any federal, state or local statute or regulation.

                    4.17  FULL DISCLOSURE

                    Subject to the limitations set forth in the first paragraph of this Article 4, the representations and warranties of Buyer contained in this Agreement and the Collateral Agreements and the statements contained in the Buyer's schedules, certificates, documents, exhibits and agreements referred to herein or therein or otherwise furnished or to be furnished by Buyer or Parent to Seller pursuant to this Agreement and the Collateral Agreements or in connection with the transactions contemplated hereby or thereby do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                    4.18  PERMITS

                    Subject to the limitations set forth in the first paragraph of this Article 4, to Buyer's knowledge, Buyer is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of Buyer, taken as a whole. Buyer has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of Buyer, taken as a whole. Buyer is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

             5.     CERTAIN COVENANTS

                    5.1  ACCESS AND INFORMATION

                    (a) Seller will give, and cause its Affiliates to give, to Buyer and to its officers, employees, accountants, counsel and other representatives reasonable access during

Seller's or the applicable Affiliate's normal business hours throughout the period prior to the Closing to all of Seller's or the applicable Affiliate's properties, books, contracts, commitments, reports of examination and records (excluding confidential portions of personnel records) directly relating to the Business or the Purchased Assets (but excluding the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). Seller shall assist, and cause its Affiliates to assist, Buyer in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Buyer for such purposes; it being understood that Buyer shall reimburse Seller or the applicable Affiliate promptly for reasonable and necessary out of pocket expenses (which do not include salaries or other compensation of employees or agents of Seller) incurred by Seller or any Affiliate in complying with any such request by or on behalf of Buyer.

                    (b) After the Closing Date, Seller and Buyer will provide, and will cause their respective Affiliates to provide, to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Closing Date and relating to the Purchased Assets, and will make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions, operations or activities relating to the Purchased Assets, and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (1) comply with reporting, filing or other requirements imposed by any foreign, local, state or federal court, agency or regulatory body; (2) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; or (3) subject to clause (2) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon not less than two (2) Business Days' prior written request and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

                    (c) Buyer agrees to preserve all Business Records, Licenses and Governmental Permits for at least seven (7) years after the Closing Date.

                    (d) From and after the date of this Agreement, Seller and its Affiliates and their respective officers, directors, employees, consultants, advisors and representatives, shall provide, free of charge, reasonable access to Parent and Buyer and their respective officers, directors, employees, consultants, advisors and other representatives, with respect to all know-how, trade secrets, formulations, production processes, development processes, business information, concepts, ideas, methods, scientific research, case studies and other information relating the Purchased Assets, but excluding the Excluded Assets (collectively, "Know-How").

                    5.2  CONDUCT OF BUSINESS

                    From and after the date of this Agreement and until the Closing Date, except as set forth on Schedule 5.2 or as otherwise contemplated by this Agreement or the Schedules hereto or as Buyer shall otherwise consent to in writing, Seller, with respect to the Purchased Assets:

                    (a) will carry on the Business in the ordinary course consistent with past practice;

                    (b) will not permit, other than in the ordinary course of business consistent with past practice or as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) to be sold, licensed or subjected to any Encumbrance;

                    (c) will not acquire, sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset or adversely affect any Purchased Asset, except in the ordinary course of business consistent with past practice;

                    (d) will not terminate or materially extend or materially modify any Material Contract, except in the ordinary course of business consistent with past practice;

                    (e) will not do any other act which would cause any representation or warranty of Seller in this Agreement or the Collateral Agreements to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect as of any time prior to the Closing;

                    (f) shall use all reasonable efforts to preserve intact in all material respects Seller's present business organization and reputation and to preserve its relationships with employees, creditors, customers and suppliers and others having significant business relationships with Seller;

                    (g) will not take any action or enter into any agreement or arrangement that would have the effect, or would be reasonably likely to have the effect, of causing (i) a breach of this Agreement or any Collateral Agreement or any covenant contained herein or therein, or (ii) the failure or inability to satisfy any conditions set forth in this Agreement or the Collateral Agreements;

                    (h) will not (i) dissolve or liquidate, or adopt any plan of dissolution or liquidation, (ii) consent to or commence any suit, proceeding, petition or other action or the filing of a petition (A) under any law relating to bankruptcy, insolvency or reorganization or seeking reorganization, arrangement, adjustment, winding up or other relief with respect to it, or (B) seeking appointment of a receiver, trustee or custodian for it or all or any substantial part of its assets, (iii) allow any assignment for the benefit of creditors, or (iv) permit the admission in writing of its inability to pay its debts generally as they become due;

                    (i) will not knowingly violate any Law, rule or regulation to which it is subject and which would have a Material Adverse Effect on Seller or the Purchased Assets; and

                    (j) will not enter into any agreement or commitment with respect to any of the foregoing.

                    5.3  TAX REPORTING AND ALLOCATION OF CONSIDERATION

                    Seller and Buyer recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with each of their respective federal income tax returns. Accordingly, Seller and Buyer shall, no later than thirty (30) days after the Closing Date, attempt in good faith to (1) enter into a Purchase Price allocation agreement providing for the allocation of the Purchase Price among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder and (2) cooperate in the preparation of the Asset Acquisition Statement in accordance with clause (1) of this paragraph for timely filing with each of their respective federal income tax returns. If Seller and Buyer shall have agreed on a Purchase Price allocation and an Asset Acquisition Statement, Seller and Buyer shall file the Asset Acquisition Statement in the form so agreed and neither Seller nor Buyer shall take a Tax position which inconsistent with such Purchase Price allocation.

                    5.4  REGULATORY COMPLIANCE

                    Buyer and Seller shall cooperate, and shall cause their respective Affiliates to cooperate, with the other in making filings under any applicable Laws, and each party shall use its reasonable commercial efforts to resolve such objections, if any, as any Governmental Body may assert under such Laws with respect to the transactions contemplated hereby. In the event an action is instituted by any Person challenging the transactions contemplated hereby as violative of any Laws, Buyer and Seller shall use, and shall cause their respective Affiliates to use, their respective reasonable commercial efforts to resist or resolve such action.

                    5.5  CONTACTS WITH SUPPLIERS AND CUSTOMERS

                    Prior to the Closing Date, Buyer may with the Seller's prior written consent, which consent shall not be unreasonably withheld, contact suppliers to, or customers of, the Business regarding the Purchased Assets.

                    5.6  USE OF SELLER'S NAME


                    (a)  Buyer and Seller agree as follows:

                         (1) After the Closing Date, Buyer shall not use
"Saigene," "Saigene Corporation" or other similar mark and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (the "Seller Marks") that is not part of the Licensed Intellectual Property in invoices, letterhead, advertising and promotional materials, office forms or business cards;

                         (2) Within three (3) months after the Closing Date,
Buyer shall cease using the Seller Marks that are not part of the Licensed Intellectual Property in electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise (all such materials, together with materials described in clause (1) above, "Marked Assets"). Notwithstanding the foregoing, Buyer shall not be restricted in using any packaging materials that constitute Inventory as of the Closing Date or otherwise use the Seller Marks in any required press release or public disclosure or as otherwise required by Law;

                         (3) Buyer shall not be required at any time to remove
any previously authorized use of the Seller Marks that are not part of the Licensed Intellectual Property from Inventory that is in existence as of the Closing Date ("Existing Inventory"), nor shall Buyer be required at any time to remove such Seller Marks from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the Buyer and are not generally observed by the public (such items, "Marked Instrumentalities"). Buyer shall use reasonable efforts to remove the Seller Marks that are not part of the Licensed Intellectual Property from those Purchased Assets that are not Marked Instrumentalities or Existing Inventory (such assets, "Other Marked Assets").

                         (4) Seller hereby grants to Buyer a limited right to
use Seller Marks with regard to the Marked Assets, Existing Inventory, Other Marked Assets and Marked Instrumentalities during the periods, if any, specified in clauses (1) - (3) above.

                         (5) Buyer acknowledges and agrees that Seller is the
owner of the Seller Marks and all goodwill attached thereto. This Agreement does not give the Buyer any interest in the Seller Marks except the right to use the Seller Marks in accordance with this Agreement and the Intellectual Property Agreement. Buyer agrees not to attempt to register the Seller Marks nor to register anywhere in the world a mark same as or confusingly similar to the Seller Marks.

                    (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Saigene Corporation or an Affiliate of Saigene after the Closing Date, except as may be required by Law.

                    5.7  TERMINATION OF PRIOR PURCHASE AGREEMENT

                    If, and only if, the Closing occurs, then upon the Closing, the Prior Purchase Agreement will terminate and be of no further force or effect, and no party will have any continuing rights or obligations thereunder.

                    5.8  BEST EFFORTS

                    (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated in this Agreement and the Collateral Agreements as promptly as practicable, including (i) the preparation and filing of any forms, registrations and notices required to be filed to consummate the transactions contemplated in this Agreement and the Collateral Agreements and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Body and (ii) the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information not subject to legal privilege with respect to and, except as otherwise not permitted by Law, provide the other (or its representatives) copies of, all filings made by such party with any Governmental Body or any other information supplied by such party to a Governmental Body in connection with this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby or as otherwise reasonably requested.

                    (b) Each party hereto shall promptly inform the other of any communication from any Governmental Body regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Body with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party(ies), an appropriate response in compliance with such request.

                    (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Seller, Parent, the Buyer or any of their Affiliates to enter into any agreement with any Governmental Body or to consent to any order, decree, writ, judgment or Law requiring any of them to hold, separate or divest, or to restrict the dominion or control of any of them over, any of their respective assets, properties or businesses or to submit to the Laws and regulations of such Governmental Body or qualify to do business or submit to process in any other jurisdiction.

                    5.9  NOTIFICATION OF CERTAIN MATTERS

                    Each of the Seller, Buyer and their respective Affiliates agrees that it will not take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused or constituted a material breach, of any of the representations and warranties set forth this Agreement or in any of the Collateral Agreements.

From the date hereof until the Closing Date, the parties hereto shall have a continuing obligation to give detailed notice thereof to the other parties and to update or supplement any information provided herein in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact, circumstance or event which would cause or constitute or be reasonably likely to cause or constitute a Material Adverse Effect with regard to the Seller, Buyer and their respective Affiliates, the Business or Purchased Assets or a breach of any of the representations and warranties set forth in this Agreement or in any of the Collateral Agreements. The breaching party shall use its best efforts to prevent or promptly remedy such breach. A party's compliance with this Section
5.9 shall not limit or otherwise affect the remedies available hereunder to the other parties hereto, including, but not limited to such parties' right to terminate this Agreement notwithstanding any remedy of any breach hereunder and rights under Section 9.3 hereunder.

             6.  CONFIDENTIAL NATURE OF INFORMATION

                    6.1  CONFIDENTIALITY AGREEMENT

                    The parties agree that any Proprietary Information disclosed in connection with this Agreement, the Collateral Agreements or the transactions contemplated hereby or thereby, shall remain the sole and exclusive property of the disclosing party unless and until the Closing occurs, and that the receiving party will not obtain any rights or licenses to use the disclosing party's Proprietary Information unless the Closing occurs. This provision will apply to
(a) all documents, materials and other information that the receiving party shall have obtained from the disclosing party regarding the disclosing party or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by the receiving party or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the information provided by the disclosing party; provided, however, that subject to Section 6.2(a), these restrictions shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of the disclosing party the ownership of which is transferred to the receiving party. Notwithstanding the foregoing, the parties acknowledge and agree that all Proprietary Information regarding the Excluded Assets will remain the sole and exclusive property of the Seller, and that Parent and Buyer will keep such Proprietary Information confidential and will not use or disclose such Proprietary Information.

                    6.2  SELLER'S PROPRIETARY INFORMATION

                    (a) Except as provided in Sections 6.2(b) and 6.2(d), after the Closing and for a period of five (5) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller's and its Affiliates' present and future product plans, product enhancement information, customer information (including customers' applications and environments), development plans, or other technical and business information, that is received from, or made available by, Seller in the course of the transactions contemplated hereby, except for such Proprietary Information as is conveyed to Buyer as part of the Purchased Assets.

                    (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

                         (1) at the time of disclosure was already known to
Buyer other than through this transaction, free of restriction as evidenced by documentation in Buyer's possession;

                         (2) is or becomes publicly known through publication,
inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

                         (3) is received by Buyer from a Third Party without
similar restriction and without knowledge of breach of any agreement;

                         (4) to the extent it is independently developed by
Buyer; or

                         (5) is, subject to Section 6.2(c), required to be
disclosed under applicable Laws or judicial process.

                    (c) If Buyer (or any of its Affiliates) is requested or required (by written interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy.

                    (d) Except to the extent that disclosure thereof is required under accounting, stock exchange or Laws, the terms and conditions of this Agreement and the Collateral Agreements, and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller (including but not limited to, the Intellectual Property Agreement) that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

             7.  CLOSING

                 At the Closing, the following transactions shall take place:

                    7.1  DELIVERIES BY SELLER

                    On the Closing Date, Seller shall deliver to Buyer and Parent the following:

                    (a) the Collateral Agreements;

                    (b) all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

                    (c) an opinion or opinions of Counsel for Seller, dated the Closing Date, in form and substance in the form of Exhibit G;

                    (d) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.2(a) and (b);

                    (e) a certificate of the secretary or other appropriate officer of Seller, dated the Closing Date, certifying to the Certificate of Incorporation, By Laws and resolutions of Seller and its stockholders with respect to the transactions contemplated by this Agreement and the Collateral Agreements;

                    (f) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and to put Buyer in actual possession or control of the Purchased Assets, and such other documents, instruments and items reasonably requested by Buyer to effectuate the transactions contemplated hereby and by the Collateral Agreements;

                    (g) any cash or property as described in Section 2.3(d); and

                    (h) the Amendment to the Management Agreement in the form of Exhibit F.

                    (i) the Non-Compete/Confidentiality Agreements executed by each key employee and senior manager of Seller in the form of Exhibit I.

                    7.2  DELIVERIES BY BUYER AND PARENT

                    On the Closing Date, Buyer and Parent, as the case may be, shall deliver to Seller the following:

                    (a) the Purchase Price as provided in Section 2.3;

                    (b) the Collateral Agreements;

                    (c) an opinion or opinions of Counsel for Buyer, dated the Closing Date, in form and substance in the form of Exhibit H;

                    (d) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 8.3(a) and (b);

                    (e) a certificate of the secretary or other appropriate officer of Buyer, dated the Closing Date, certifying to the Certificate of Incorporation, By Laws and resolutions of Buyer with respect to the transactions contemplated by this Agreement and the Collateral Agreements;

                    (f) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the transactions contemplated hereby; and

                    (g) the Amendment to the Management Agreement in the form of Exhibit F.

                    7.3  CLOSING DATE

                    The Closing shall take place at the offices of Seller' counsel, 4 Park Plaza, Suite 850, Irvine, California 92614, at 10:00 a.m. local time within five (5) Business Days following the date on which the last of the conditions specified in Article 8 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date").

                    7.4  CONTEMPORANEOUS EFFECTIVENESS

                    All acts and deliveries prescribed by this Article 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

             8.     CONDITIONS PRECEDENT TO CLOSING

                    8.1  GENERAL CONDITIONS

                    The respective obligations of Parent, Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                    (a) No Injunctions or Litigation. No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or the Collateral Agreements or any of the transactions contemplated hereby or thereby, and no claim, suit or proceeding shall have been instituted by any Governmental Body or other Person that seeks any of the foregoing remedies.

                   (b) Valuation; SEC. Buyer shall, at its sole expense, obtain a valuation opinion with respect to the Purchased Assets satisfactory to Buyer. Should the SEC provide comments on the Schedule 14F-1 Information Statement, both parties shall use their best efforts to resolve any such comments. Additionally, the ten-day waiting period in connection with such Schedule 14F-1 Information Statement shall have expired.

                   (c) Amendment of Preferred Stock. Parent shall have taken all necessary action to effect an amendment to its Certificate of Designation with respect to amending the rights and preferences of the Preferred Stock. The amendment must reduce the dividend to zero, and all of the holders of the Preferred Stock must agree to accept payment of all accrued dividends (and interest thereon, if any) in common stock of Parent in lieu of cash dividends.

                   8.2  CONDITIONS PRECEDENT TO PARENT'S AND BUYER'S OBLIGATIONS

                   The obligations of Parent and Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Parent and Buyer:

                   (a) Representations and Warranties of Seller True at
Closing. The representations and warranties of Seller contained in this Agreement and the Collateral Agreements or in any schedule, certificate or document delivered pursuant to the provisions hereof and thereof or in connection with the transactions contemplated hereby and thereby shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except (1) as affected by the transactions contemplated hereby, and (2) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

                   (b) Performance by Seller. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement and the Collateral Agreements to be performed or complied with by it prior to or at the Closing, including, without limitation, obtaining all necessary consents, including, without limitation, those consents pursuant to Sections 2.7, 3.3 and 3.8.

                   (c) No Material Adverse Change. No material adverse change shall have occurred in the business, operations, assets, condition (financial or otherwise) of Seller, including with respect to any of the Purchased Assets and no other event, loss, damage, condition or state of facts of any kind shall exist which has a Material Adverse Effect, or can reasonably be expected to have a Material Adverse Effect, on Seller or any of the Purchased Assets.

                    (d) Shareholder Consent. Seller shall have obtained the consent of their shareholders to approve the transactions set forth in this Agreement.

                    (e) Creditor Consent. Seller shall have obtained the consent of its creditors set forth on Schedule 3.15 hereof.

                    (f) Purchased Assets Lien Search. Buyer shall have received, reviewed and accepted a report of recorded liens relating to the Purchased Assets of Seller, and shall have received from Seller sufficient information to determine that no Encumbrances, other than as set forth in Schedule 2.4, exist with respect to any of the Purchased Assets.

                    8.3  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

                    The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Seller:

                    (a) Representations and Warranties of Buyer and Parent True at Closing. The representations and warranties of Buyer and Parent contained in this Agreement and the Collateral Agreements or in any schedule, certificate or document delivered pursuant to the provisions hereof and thereof or in connection with the transactions contemplated hereby and thereby shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except (1) as affected by the transactions contemplated hereby, and (2) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true in all material respects as of the specified date.

                    (b) Performance by Buyer and Parent. Buyer and Parent shall have each performed in all material respects all of their respective obligations and agreements and complied in all material respects with all of their respective covenants and conditions required by this Agreement and the Collateral Agreements to be performed or complied with by them prior to or at the Closing, including obtaining all necessary consents.

                    (c) No Material Adverse Change. No material adverse change shall have occurred in the business, operations, assets, condition (financial or otherwise) of Buyer or Parent, and no other event, loss, damage, condition or state of facts of any kind shall exist which has a Material Adverse Effect, or can reasonably be expected to have a Material Adverse Effect, on Buyer or Parent.

                    9.  POST CLOSING

                    The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following additional terms and conditions:

                    9.1  EFFECT OF BREACH PRIOR TO CLOSING

                    In the event of a material breach of any representation, certification or warranty, or agreement or covenant of either party under this Agreement or any Collateral Agreement that is discovered by the either party prior to Closing and that cannot be or is not cured by the first upon prior notice and the passage of a reasonable period of time, the other party may elect not to proceed with the Closing hereunder, in which event, in addition to any other remedy such non-breaching party may have, the breaching party shall be responsible for all costs (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the Collateral Agreements and the transactions contemplated hereby and thereby.

                    9.2  SURVIVAL

                    Except as otherwise provided herein, the representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing for twelve (12) months. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the survival period for such representation or warranty expires, except that any claim against either party for fraud shall survive until the expiration of the applicable statute of limitations for such claim. The covenants, agreements and obligations contained in Sections 2.7, 5.1, 5.3, 5.4, 5.6, 5.7, and 5.8 and Articles 6 and 9, shall survive the Closing and, with respect to
Article 6, the termination of this Agreement for any reason.

                    9.3  GENERAL AGREEMENT TO INDEMNIFY

                    (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto, any Affiliate thereof, and any director, officer, stockholder, employee, agent, representative, advisor, successor or assign of such party or Affiliate thereof (each an "Indemnified Party") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (1) the failure of any representation or warranty of such party contained in this Agreement or the Collateral Agreements to have been true in all material respects when made and as of the Closing Date, except as expressly provided otherwise in Sections 8.2(a) or 8.3(a), or (2) the breach by such party of any covenant or agreement of such party contained in this Agreement or the Collateral Agreements to the extent not waived by the other party.

                    (b) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3 and Treasury Reg. ss. 1.1060-1T(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined in Section 9.4(a)) both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

                    (c) The amount of the Indemnifying Party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings, including Tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. The indemnification obligations of each party hereto under this Section 9 shall inure to the benefit of the directors, officers, stockholders, employees, agents, representatives, advisors, successors, assigns and Affiliates of the other party hereto on the same terms as are applicable to such other party.

                    (d) The Indemnifying Party's liability for all claims including those made under Section 9.3(a) is subject to the following limitation: the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed $10,000, in which case the Indemnifying Party shall be liable for all of the Losses as if no such limitation existed. The Indemnified Party may not make a claim for indemnification under Section 9.3(a) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period specified in Section 9.2.

                    (e) The indemnification provided in this Section 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or in any of the Collateral Agreements or any right, claim or action arising from the transactions contemplated by this Agreement or the Collateral Agreements; provided, however, this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement.

                    (f) Except in connection with a claim for fraud, but otherwise notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, provided, however, the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties have a duty to mitigate their damages.

                    (g) The rights to indemnification under this Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

                    9.4  GENERAL PROCEDURES FOR INDEMNIFICATION

                    (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless the Indemnifying Party has suffered material and permanent prejudice by such failure). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "Third-Party Claim"), to assume the defense and control the settlement of such Third-Party Claim that (1) involves (and continues to involve) solely money damages, or (2) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

                    (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

                    (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (1) commits the Indemnified Party to take, or to forbear to take, any action, or (2) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                    (d) If an injunction is obtained against Buyer's use of any License or Licensed Intellectual Property or Assigned Trademark or Trade Dress by reason of an intellectual property infringement for which Buyer is entitled to be indemnified by Seller, Seller will, at its option and expense, either (1) obtain the right for Buyer and its customers to continue to use such intellectual property; or (2) replace or modify the infringing materials so that they no longer infringe such intellectual property right, as long as the utility or the performance of the materials are not materially impaired.

                    (e) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, and subject to the limitations set forth in Section 9.3, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such claim by mutual agreement, or, if necessary, by arbitration in a manner reasonably determined by mutual agreement of such parties.

                    9.5  AMENDMENTS TO CAPITAL OF PARENT

                    As soon as practical following the Closing, Parent will take all actions necessary or reasonably expedient to amend the rights and privileges of the Preferred Stock, subject to the reasonable satisfaction of Parent and the holders of the Preferred Stock, which amendments shall include, without limitation, a zero coupon, registration rights with respect to the common stock underlying the Preferred Stock, mandatory conversion upon the stock price reaching $8.00 per share (which dollar amount will not be adjusted for any reverse splits, but will be adjusted for forward splits).

                    9.6  POOLS OF STOCK

                    As soon as reasonably practicable following the Closing, Parent will reserve pools of its common stock and use Reasonable Commercial Efforts to obtain the discharge of various obligations as set forth below:

                    (a) Conversion of Deferred and Accrued Compensation and Notes Payable to Related Parties: In lieu of cash payments for deferred and accrued compensation in the aggregate amount set forth in Schedule 9.6(a), individuals as set forth in Schedule 9.6(a), at their respective elections, will receive either (i) options to acquire common stock of Parent, or (ii) restricted shares of common stock of Parent, in an amount equal to one share for each dollar exchanged. The options shall have an exercise price equal to the closing sales price on the Closing Date, or $0.64, whichever is less, and shall have such other terms and conditions as are associated with options granted by the Parent to employees in the past. The allocation of these options and common stock shall be the sole responsibility of Parent's management. All of the shares under this paragraph (a) will be unregistered upon grant, except to the extent of common stock underlying options granted pursuant to Parent's option plan for which a registration statement on Form S-8 has been filed with the Securities and Exchange Commission. To the extent there are insufficient shares available under Parent's option plan with respect to the shares underlying such options, Parent hereby undertakes to amend said option plan to increase the number of shares available thereunder as promptly as practicable, but in no event later than the next meeting of Parent's stockholders.

                    (b) Conversion of Accrued Preferred Stock Dividends: 450,000 shares of common stock may be issued in exchange for accrued dividends on the Preferred Stock as set forth in Schedule 9.6(b). Such shares will be unregistered upon issuance. The parties acknowledge that this conversion will require the consent of the holders of the Preferred Stock.

                    9.8  BOARD OF DIRECTORS

                    Effective immediately following the Closing, Parent's Board of Directors will consist of five (5) members as follows: Paul G. Kanan, Ronald
R. Helm, Michael Hartzmark, Tim A. Wudi, and Richard Palfreyman. All Board members shall be identified in the Schedule 14F-1 Information Statement. Parent shall purchase and maintain Directors & Officers Insurance to become effective immediately after the Closing, to the extent premiums are reasonable in relation to the coverage sought.

                    9.9  CONSULTING AGREEMENTS

                    (a) Terry Giles will be engaged as a consultant to Parent under a contract with a 60-month term and payments of $10,000 per month. The parties agree that the first year shall be accrued and amortized over the following four years (i.e., $2,500 per month thereafter for the remaining 48 months). The contract shall terminate (but all accrued fees shall still be payable) upon the conversion of all outstanding Preferred Stock to common stock.

                    (b) Paul Kanan shall be engaged as a consultant to Parent under a contract with a 12-month term and payments of $3,000 per month. Mr. Kanan's duties under the consulting agreement are set forth in Schedule 9.9(b). This contract shall be extended on a month-to-month basis for up to 12 additional months or until such time as Mr. Kanan's stock is registered (whichever comes first). In addition, should Mr. Kanan meet certain performance targets, to be mutually agreed upon, the contract shall be extended for an additional 12 months.


             10.    MISCELLANEOUS PROVISIONS

                    10.1  NOTICES

                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (1) mailed by certified or registered mail, return receipt requested, (2) sent by Federal Express or other express carrier, fee prepaid, (3) sent via facsimile with receipt confirmed, or (4) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

              (a)    If to Seller, to:       Saigene Corporation
                                             Attn:  Mr. Ronald R. Helm
                                             220 West Harrison Street
                                             Seattle, WA 98119
                                             Facsimile: (206) 298-9838

                     With a copy to:         Burkhalter, Michaels, Kessler &
                                             George LLP
                                             Attn:  Alton G. Burkhalter, Esq.
                                             4 Park Plaza, Suite 850
                                             Irvine, CA 92614
                                             Facsimile: (949) 975-7501

              (b)    If to Buyer, to:        Pacific Biometrics, Inc.
                                             Attn:  Mr. Paul G. Kanan
                                             23120 Alicia Parkway #200
                                             Mission Viejo, CA 92692
                                             Facsimile:  (949) 588-2788

                     With a copy to:         Westerman Ball Ederer Miller &
                                             Scharfstein LLP
                                             Attn:  Neil S. Belloff, Esq.
                                             170 Old Country Road, 4th Floor
                                             Mineola, NY 11501
                                             Facsimile:  (516) 622-9212


                    10.2  EXPENSES

                    Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

                    10.3  ENTIRE AGREEMENT; MODIFICATION

                    The agreement of the parties, which is comprised of this Agreement and the Collateral Agreements, the Schedules and Exhibits hereto and thereto and the documents referred to herein and therein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or pursuant hereto, no party has been induced by or has relied upon any representations, warranties, or statements, whether express or implied, made by any other party, its agents, employees, attorneys or other representatives or by any Person representing or purporting to represent the other party that are not expressly set forth in this Agreement or the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with
Section 11.4.

                    10.4  ASSIGNMENT; BINDING EFFECT; SEVERABILITY

                    This Agreement may not be assigned by any party hereto without the other party's written consent; provided, that after the Closing Date a party may transfer its rights and obligations hereunder in connection with a merger or sale of all or substantially all of its assets. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

                    10.5  GOVERNING LAW; JURISDICTION; VENUE

                    This Agreement will be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California without regard to conflicts of laws provisions thereof. The parties agree that any action or proceeding brought to enforce or declare rights arising out of or relating to this Agreement must be brought exclusively in the State or Federal Courts in Orange County, California, and the parties further consent to the jurisdiction of said Courts and waive any claims of forum non conveniens or any other claims relating to venue.

                    10.6  EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES

                    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed using facsimile signatures, each of which shall be deemed an original.

                    10.7  PUBLIC ANNOUNCEMENT

                    Upon signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or Federal Securities Law disclosure obligations.

                    10.8  NO THIRD-PARTY BENEFICIARIES

                    Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

             11.    TERMINATION AND WAIVER

                    11.1  TERMINATION

                    This Agreement may be terminated at any time prior to the Closing Date by:

                    (a) Mutual Consent. The mutual written consent of Buyer and Seller;

                    (b) Court or Administrative Order. Buyer or Seller, if there shall be in effect a non-appealable order of a court or Government Body of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby; or

                    (c) Delay. Buyer or Seller, if the Closing shall not have occurred by December 31, 2002, provided that the terminating party is not otherwise in material default or breach of this Agreement.

                    11.2  EFFECT OF TERMINATION

                    In the event of the termination of this Agreement in accordance with Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6, Sections 9.1, 9.3, 10.2 and 10.7 and this Section 11.2.

                    11.3  WAIVER OF AGREEMENT

                    Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its

Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; provided, however, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                    11.4  AMENDMENT OF AGREEMENT

                    This Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such party's action; provided, however, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, each party has caused this Agreement for the Purchase and Sale of Assets to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                           SAIGENE CORPORATION,
                           a Delaware corporation



                           By:
                                    ---------------------------------
                                    Ronald R. Helm

                                    Its:     Chief Executive Officer




                           PACIFIC BIOMETRICS, INC.,
                           a Delaware corporation



                           By:
                                    ---------------------------------
                                    Paul G. Kanan

                                    Its:     Chief Executive Officer



                           PACIFIC BIOMETRICS, INC.,
                           a Washington corporation



                           By:
                                    ---------------------------------
                                    Paul G. Kanan

                                    Its:     Chief Executive Officer46